Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 16, 2024, Ball Corporation (“Ball” or the “Company”) completed the previously announced divesture of its Aerospace business segment (the “Business”) to BAE Systems, Inc. (“BAE”) and, for the limited purposes set forth therein, BAE Systems plc, for a purchase price of $5.6 billion, subject to working capital adjustments and other customary closing adjustments under the terms of the Agreement (the “Divestiture” or the “Transaction”). The Transaction represents a strategic shift and therefore, beginning with Ball’s quarterly report on Form 10-Q for the period ending March 31, 2024, the Business’ historical financial results for periods prior to the Divestiture will be reflected in the Company’s consolidated financial statements as discontinued operations for all periods presented.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2023 is presented as if the Divestiture had occurred on that day. The unaudited pro forma condensed consolidated statements of earnings for the nine months ended September 30, 2023, and for each of the three years ended December 31, 2022, 2021, and 2020, are presented as if the Divestiture occurred on January 1, 2020.

The unaudited pro forma condensed consolidated financial statements (the “Pro Formas”) are based on the historical consolidated financial statements of Ball, and in the opinion of Ball management, all adjustments and disclosures have been prepared in accordance with Regulation S-X, Article 11. All adjustments shown are transaction accounting adjustments and do not reflect the potential uses of proceeds, synergies, or dis-synergies that may be derived in future periods. The Pro Formas are subject to the assumptions and adjustments described in the accompanying notes and are based on information presently available.

The Pro Formas are presented for illustrative purposes only and do not necessarily reflect the results of operations or the financial position of Ball that actually would have resulted had the Divestiture occurred at the dates indicated, nor project the results of operations or financial position of Ball for any future date or period. The Pro Formas and the accompanying notes should be read in conjunction with:

●	the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Ball’s Form 10-K for the year ended December 31, 2022 and
●	the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Ball’s Form 10-Q for the three and nine months ended September 30, 2023.

BALL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

		Removal of	Transaction
		Aerospace	Accounting
($ in millions)	As Reported	Note (a)	Adjustments		Pro Forma

Assets
Current assets
Cash and cash equivalents	$1,335	$—	$5,474	(b)	$6,809
Receivables, net	2,059	(274)	—		1,785
Inventories, net	1,688	(28)	—		1,660
Other current assets	326	(25)	—		301
Total current assets	5,408	(327)	5,474		10,555
Noncurrent assets
Property, plant and equipment, net	7,264	(658)	—		6,606
Goodwill	4,222	(40)	—		4,182
Intangible assets, net	1,315	(53)	—		1,262
Other assets	1,723	(88)	—		1,635
Total assets	$19,932	$(1,166)	$5,474		$24,240

Liabilities and Equity
Current liabilities
Short-term debt and current portion of long-term debt	$2,108	$—	$—		$2,108
Accounts payable	3,294	(89)	47	(e)	3,252
Accrued employee costs	310	(93)	19	(e)	236
Other current liabilities	1,003	(214)	1,006	(c)(f)	1,795
Total current liabilities	6,715	(396)	1,072		7,391
Noncurrent liabilities
Long-term debt	7,483	—	—		7,483
Employee benefit obligations	813	(135)	—		678
Deferred taxes	445	—	178	(c)(f)	623
Other liabilities	468	(79)	—		389
Total liabilities	15,924	(610)	1,250		16,564

Equity
Common stock	1,304	—	—		1,304
Retained earnings	7,673	(621)	4,224	(d)	11,276
Accumulated other comprehensive earnings (loss)	(642)	65	—		(577)
Treasury stock, at cost	(4,397)	—	—		(4,397)
Total Ball Corporation shareholders' equity	3,938	(556)	4,224		7,606
Noncontrolling interests	70	—	—		70
Total equity	4,008	(556)	4,224		7,676
Total liabilities and equity	$19,932	$(1,166)	$5,474		$24,240

The accompanying notes are an integral part of the unaudited pro forma financial statements.

BALL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

		Removal of	Transaction
		Aerospace	Accounting
($ in millions, except per share amounts)	As Reported	Note (a)	Adjustments	Pro Forma

Net sales	$10,626	$(1,467)	$—	$9,159

Costs and expenses
Cost of sales (excluding depreciation and amortization)	(8,655)	1,205	—	(7,450)
Depreciation and amortization	(509)	60	—	(449)
Selling, general and administrative	(428)	42	—	(386)
Business consolidation and other activities	(61)	—	—	(61)
	(9,653)	1,307	—	(8,346)

Earnings before interest and taxes	973	(160)	—	813

Interest expense	(350)	(1)	—	(351)
Debt refinancing and other costs	—	—	—	—
Total interest expense	(350)	(1)	—	(351)

Earnings before taxes	623	(161)	—	462
Tax (provision) benefit	(79)	(24)	—	(103)
Equity in results of affiliates, net of tax	13	—	—	13
Net earnings	557	(185)	—	372
Net earnings attributable to noncontrolling interests	4	—	—	4
Net earnings attributable to Ball Corporation	$553	$(185)	$—	$368

Earnings per share:
Basic	$1.76			$1.17
Diluted	$1.74			$1.16

Weighted average shares outstanding: (000s)
Basic	314,596			314,596
Diluted	316,938			316,938

The accompanying notes are an integral part of the unaudited pro forma financial statements.

BALL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2022

		Removal of	Transaction
		Aerospace	Accounting
($ in millions, except per share amounts)	As Reported	Note (a)	Adjustments		Pro Forma

Net sales	$15,349	$(1,977)	$—		$13,372

Costs and expenses
Cost of sales (excluding depreciation and amortization)	(12,766)	1,644	—		(11,122)
Depreciation and amortization	(672)	78	—		(594)
Selling, general and administrative	(626)	85	—		(541)
Business consolidation and other activities	(71)	—	(66)	(e)	(137)
	(14,135)	1,807	(66)		(12,394)

Earnings before interest and taxes	1,214	(170)	(66)		978

Interest expense	(312)	—	—		(312)
Debt refinancing and other costs	(18)	—	—		(18)
Total interest expense	(330)	—	—		(330)

Earnings before taxes	884	(170)	(66)		648
Tax (provision) benefit	(159)	16	16	(c)	(127)
Equity in results of affiliates, net of tax	7	—	—		7
Net earnings	732	(154)	(50)		528
Net earnings attributable to noncontrolling interests	13	—	—		13
Net earnings attributable to Ball Corporation	$719	$(154)	$(50)		$515

Earnings per share:
Basic	$2.27				$1.63
Diluted	$2.25				$1.61

Weighted average shares outstanding: (000s)
Basic	316,433				316,433
Diluted	320,008				320,008

The accompanying notes are an integral part of the unaudited pro forma financial statements

BALL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2021

		Removal of	Transaction
		Aerospace	Accounting
($ in millions, except per share amounts)	As Reported	Note (a)	Adjustments	Pro Forma

Net sales	$13,811	$(1,911)	$—	$11,900

Costs and expenses
Cost of sales (excluding depreciation and amortization)	(11,085)	1,603	—	(9,482)
Depreciation and amortization	(700)	65	—	(635)
Selling, general and administrative	(593)	74	—	(519)
Business consolidation and other activities	(142)	74	—	(68)
	(12,520)	1,816	—	(10,704)

Earnings before interest and taxes	1,291	(95)	—	1,196

Interest expense	(270)	(1)	—	(271)
Debt refinancing and other costs	(13)	—	—	(13)
Total interest expense	(283)	(1)	—	(284)

Earnings before taxes	1,008	(96)	—	912
Tax (provision) benefit	(156)	(16)	—	(172)
Equity in results of affiliates, net of tax	26	—	—	26
Net earnings	878	(112)	—	766
Net earnings attributable to noncontrolling interests	—	—	—	—
Net earnings attributable to Ball Corporation	$878	$(112)	$—	$766

Earnings per share:
Basic	$2.69			$2.35
Diluted	$2.65			$2.31

Weighted average shares outstanding: (000s)
Basic	325,989			325,989
Diluted	331,615			331,615

The accompanying notes are an integral part of the unaudited pro forma financial statements.

BALL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2020

		Removal of	Transaction
		Aerospace	Accounting
($ in millions, except per share amounts)	As Reported	Note (a)	Adjustments	Pro Forma

Net sales	$11,781	$(1,741)	$—	$10,040

Costs and expenses
Cost of sales (excluding depreciation and amortization)	(9,323)	1,466	—	(7,857)
Depreciation and amortization	(668)	53	—	(615)
Selling, general and administrative	(525)	69	—	(456)
Business consolidation and other activities	(262)	—	—	(262)
	(10,778)	1,588	—	(9,190)

Earnings before interest and taxes	1,003	(153)	—	850

Interest expense	(275)	(1)	—	(276)
Debt refinancing and other costs	(41)	—	—	(41)
Total interest expense	(316)	(1)	—	(317)

Earnings before taxes	687	(154)	—	533
Tax (provision) benefit	(99)	—	—	(99)
Equity in results of affiliates, net of tax	(6)	—	—	(6)
Net earnings	582	(154)	—	428
Net earnings (loss) attributable to noncontrolling interests	(3)	—	—	(3)
Net earnings attributable to Ball Corporation	$585	$(154)	$—	$431

Earnings per share:
Basic	$1.79			$1.32
Diluted	$1.76			$1.30

Weighted average shares outstanding: (000s)
Basic	326,260			326,260
Diluted	332,815			332,815

The accompanying notes are an integral part of the unaudited pro forma financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	Reflects the removal of the assets, liabilities and operations attributable to the Aerospace business, which were included in the Company’s historical financial statements. Historical tax expense attributed to the Aerospace business has been provided using the applicable statutory income tax rates in effect within the respective tax jurisdictions during the periods presented, adjusted for tax benefits associated with the U.S. federal research and development tax credit and the federal tax benefit of state and local taxes. The amounts are considered preliminary, and as such, actual results could materially differ from these estimates.

(b)	Reflects the Divestiture purchase price of $5.6 billion, that was subject to working capital adjustments and other customary closing adjustments under the terms of the Agreement, resulting in a cash payment from BAE to Ball at closing of $5.47 billion. The use of the proceeds from the Transaction are not reflected in the unaudited pro forma condensed consolidated balance sheet because such uses are not contractually committed or estimable.

(c)	Reflects the estimated income tax impact of the pro forma transaction accounting adjustments at the applicable statutory income tax rates in effect within the respective tax jurisdictions during the periods presented, adjusted for the federal tax benefit of state and local taxes.

(d)	Represents the estimated pre-tax gain resulting from the Divestiture of $4.8 billion, which is subject to final working capital adjustments and other customary closing adjustments under the terms of the Agreement. This also is the effect of the transaction accounting adjustments described in notes (b), (c), (e) and (f) on shareholders' equity.

(e)	Represents the accrual of additional estimated transaction and other associated costs incurred by Ball pursuant to the Divestiture that are not already reflected in the historical results. Total transaction and other associated costs related to the Transaction are estimated to be $85 million. These costs will not affect the Company’s income statement beyond 12 months after the disposal date. As of September 30, 2023, $19 million of such costs were already incurred and included as part of the historical results.

(f)	The Divestiture is structured as an asset sale for income tax purposes. The gain is estimated to increase current tax expense by $1.0 billion. In addition, $178 million of deferred tax assets are estimated to reverse in connection with the transaction. These adjustments reflect the income tax effects using the applicable enacted statutory income tax rates in effect within the respective tax jurisdictions during the period presented, adjusted for the federal tax benefit of state and local taxes. The amounts are considered preliminary, and as such, actual results could materially differ from these estimates.